United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$385,090
Unrealized Gain (Loss) on Market Value of Futures	1,125,560
Dividend Income	263
Interest Income	132
ETF Transaction Fees	700
Total Income (Loss)	$1,511,745

Expenses
General Partner Management Fees	$12,507
Brokerage Commissions	494
Prepaid Insurance Expense	262
Non-interested Directors' Fees and Expenses	262
NYMEX License Fee	250
Other Expenses	15,660
Total Expenses	29,435
Expense Waiver	(13,159)
Net Expenses	$16,276
Net Income (Loss)	$1,495,469

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/14	$20,609,734
Withdrawals (100,000 Shares)	(2,022,420)
Net Income (Loss)	1,495,469

Net Asset Value End of Month	$20,082,783
Net Asset Value Per Share (950,000 Shares)	$21.14

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612